U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2009

SUNSHINE BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	000-0-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6100 Royalmount Ave.

Montreal, Quebec, Canada H4P 2R2

(Address of principal executive offices)

(514) 496-5197

(Issuer's Telephone Number)

Item 3.02 Unregistered Sale of Equity Securities

          Effective November 12, 2009, holders of convertible promissory notes in the aggregate principal amount of $30,000 did elect to convert their notes into shares of our Common Stock. We issued an aggregate of 6,750,000 shares of our Common Stock to seven persons/entities, one of which is a resident of the United States. We relied upon the exemption from registration provided by Section 4/2, Regulation D and Regulation S, each promulgated under the Securities Act of 1933, as amended, to issue these shares.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2009	SUNSHINE BIOPHARMA, INC.
(Registrant)

By:s/ Dr. Steve N. Slilaty________________
Dr. Steve N. Slilaty
Chief Executive Officer

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